UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, North Carolina	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On December 12, 2023, Ronald L. Nelson, Cheryl K. Beebe and Ann E. Ziegler resigned as members of the Board of Directors (the “Board”) of Hanesbrands Inc., a Maryland corporation (the “Company”), effective December 31, 2023 (the “Effective Date”). No director’s resignation was due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. At the time of their resignations, Mr. Nelson served as Chairman of the Board and as a member of the Talent and Compensation Committee; Ms. Beebe served as a member of the Audit Committee; and Ms. Ziegler served as Chair of the Talent and Compensation Committee. In connection with the resignations of Mr. Nelson, Ms. Beebe and Ms. Ziegler, the Board determined to decrease the number of members of the Board from 13 to 10, effective as of the Effective Date. These changes follow the appointments to the Board of three new independent directors, Colin Browne, Natasha Chand and John Mehas, on November 16, 2023 and align with the Company’s previously announced intent to return the Board to 10 members.

Appointment of William S. Simon as Chairman

On December 12, 2023, the Board appointed William S. Simon, a member of the Board, to serve as Chairman of the Board, effective as of the Effective Date.

Composition of Committees

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2023 (the “Prior 8-K”), the Board appointed Colin Browne, Natasha Chand and John Mehas (collectively, the “Appointees”) to the Board on November 16, 2023. At the time of filing of the Prior 8-K, the Board had not yet determined Board committee assignments for any of the Appointees.

On December 12, 2023, and in connection with the pending director resignations disclosed above and prior appointments of the Appointees to the Board, the Board reconstituted the composition of the Audit Committee, the Talent and Compensation Committee and the Nominating and Governance Committee of the Board as set forth below, effective immediately. Such committee members and chairpersons were appointed to serve in such capacities until his or her respective resignation, removal or earlier termination of service.

Audit Committee	Talent and Compensation Committee	Governance and Nominating Committee
Robert F. Moran (Chair)	James C. Johnson (Chair)	Geralyn R. Breig (Chair)
Geralyn R. Breig	John Mehas	Natasha Chand
Colin Browne	Frank J. Moison	Mark A. Irvin
Franck J. Moison	Robert F. Moran Natasha Chand	James C. Johnson

On December 15, 2023, the Company issued a press release announcing the foregoing matters, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: December 15, 2023	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	EVP, Chief Legal & Compliance Officer and Corporate Secretary